UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2008

CIRCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of Principal Executive Offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2008, CIRCOR International, Inc. (the “Company”) issued a press release announcing the election by the Company’s Board of Directors on December 2, 2008 of Mr. A. William Higgins, Chief Executive Officer of the Company, as Chairman of the Board of Directors of the Company. This election will be effective immediately following the February 2009 meeting of the Board of Directors of the Company. Mr. David A. Bloss, Sr., Chairman of the Board of Directors of the Company, will retire from the Board of Directors of the Company effective immediately following the February 2009 meeting of the Board of Directors of the Company. The Company’s press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

In connection with his retirement as the Chairman of the Board of the Company’s Board of Directors, Mr. Bloss will be entitled to post-retirement benefits as previously disclosed in the Company’s Current Report on Form 8-K dated August 22, 2007.

Additionally, the Company’s Board of Directors also voted to reduce the number of members of the Board of Directors from eight to seven immediately upon Mr. Bloss’ retirement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by CIRCOR International, Inc., dated December 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2008	CIRCOR INTERNATIONAL, INC.

/s/ Alan J. Glass
	By:	Alan J. Glass
	Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by CIRCOR International, Inc., dated December 8, 2008.

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